                                                                 EXHIBIT 11

           KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

   COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

            (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                       YEAR ENDED DECEMBER
                                                               31,
                                                      ------------------------
                                                       1995    1994     1993
                                                      ------  -------  -------
Primary:
 Earnings:
  Income (loss) before extraordinary loss and
   cumulative effect of changes in accounting
   principles........................................ $ 60.3  $(101.4) $(123.1)
  Dividends on preferred stock:
   Series A Shares...................................   (9.1)   (12.6)    (6.3)
   PRIDES............................................   (8.5)    (7.5)
                                                      ------  -------  -------
  Income (loss) available to common shareholders
   before extraordinary loss and cumulative effect of
   changes in accounting principles..................   42.7   (121.5)  (129.4)
  Extraordinary loss--net............................            (5.4)   (21.8)
  Cumulative effect of changes in accounting
   principles--net...................................                   (507.3)
                                                      ------  -------  -------
  Net income (loss) available to common shareholders. $ 42.7  $(126.9) $(658.5)
                                                      ======  =======  =======
 Shares (000):
  Weighted average common shares outstanding......... 58,267   58,139   57,423
  Weighted average shares arising from redemption of
   Series A Shares...................................  3,705
  Weighted average shares arising from conversion of
   PRIDES............................................     29
  Assuming exercise of nonqualified stock options....    263
                                                      ------  -------  -------
  Weighted average common and common equivalent
   shares............................................ 62,264   58,139   57,423
                                                      ======  =======  =======
Primary earnings (loss) per common and common
 equivalent share:
 Income (loss) before extraordinary loss and
  cumulative effect of changes in accounting
  principles......................................... $  .69  $ (2.09) $ (2.25)
 Extraordinary loss..................................            (.09)    (.38)
 Cumulative effect of changes in accounting
  principles--net....................................                    (8.84)
                                                      ------  -------  -------
 Net income (loss)................................... $  .69  $ (2.18) $(11.47)
                                                      ======  =======  =======
Fully diluted:(1)
 Earnings:
  Income before extraordinary loss................... $ 60.3
  Dividends on PRIDES................................   (8.5)
                                                      ------
  Net income available to common and common
   equivalent shareholders........................... $ 51.8
                                                      ======
 Shares (000):
  Weighted average common shares outstanding......... 58,267
  Additional shares arising from redemption of Series
   A Shares.......................................... 13,127
  Additional shares arising from conversion of
   PRIDES............................................    151
  Assuming exercise of nonqualified stock options....    264
                                                      ------
  Weighted average common and common equivalent
   shares............................................ 71,809
                                                      ======
Fully diluted earnings per common and common
 equivalent share.................................... $  .72
                                                      ======

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(1) As a result of the redemption of the Series A Shares and conversion of
    181,700 shares of PRIDES during the 1995 period, fully diluted earnings per share are presented for such period, even though the result is antidilutive. For the 1994 and 1993 periods, common equivalent shares attributable to the preferred stock and non-qualified stock options were excluded from the calculation of weighted average shares because they were antidilutive.